UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2008

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On November 21, 2008, our Board of Directors approved an employment agreement with Harry Smith to serve as our President. The agreement has a three (3) year term, commencing on December 1, 2008 and expiring on November 30, 2011. The agreement provides for an annual base salary of $350,000.

The executive is entitled to quarterly bonuses of $37,500 upon meeting targets established by the Compensation Committee. Targets would be based upon revenue and operating profits.

In the event of a change of control, Mr. Smith is entitled to a lump sum payment equivalent to two (2) times his then current base salary and aggregate bonus payments paid to Mr. Smith for the previous four (4) quarters.

Mr. Smith is entitled to standard fringe benefits provided to other executives of the Company, including medical and dental insurance coverage, vacation, auto allowance, holidays and sick leave.

The agreement provides for a one (1) year noncompetition and restrictive covenant after termination of employment. The agreement contains standard termination provisions.

A copy of the agreement is attached as Exhibit 99.1 to this Form 8-K, to which reference is hereby. The above is merely a summary of the terms and conditions of the employment agreement, which shall control.

Item 7.01	Regulation FD Disclosure

See the Press release attached as Exhibit 99.2. The information in this report being furnished under Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 24, 2008	FLANDERS CORPORATION

	By:	/s/ Cully Bohush
Cully Bohush Chief Accounting Officer/Principal Accounting Officer

EXHIBIT INDEX

99.1	Form of Employment Agreement for Harry Smith

99.2	Press Release – Flanders Corp. Enters into Three-year Agreement with Harry L. Smith, Newly Appointed President and Chief Executive Officer